Exhibit 99.1

Clearwire Corporation Announces Upsizing and Pricing of

Public Offering of Common Stock

BELLEVUE, Wash. — December 7, 2011 — Clearwire Corporation (NASDAQ: CLWR) (“Clearwire”) today announced that its previously announced public offering of its Class A Common Stock has been upsized from $300.0 million to $350.0 million. The offering has priced at $2.00 per share to the public, and 175,000,000 shares are being offered. Clearwire has also granted the underwriters a 30-day option to purchase up to an additional $52.5 million, or 26,250,000 shares, of its Class A Common Stock. The offering is expected to close on December 13, 2011.

In addition, Sprint Nextel Corporation (“Sprint”) agreed to exercise its pro rata preemptive rights with respect to the offering in the Commitment Agreement between Clearwire and Sprint, dated November 30, 2011. Upon such exercise, Sprint will purchase, in a separate, private transaction, approximately 172 million additional shares of Clearwire’s Class B Common Stock and a corresponding number of Class B Common Interests in Clearwire’s wholly-owned subsidiary, Clearwire Communications, LLC.

Clearwire plans to use the net proceeds for general corporate and working capital purposes, including the deployment of mobile 4G LTE technology alongside the mobile 4G WiMAX technology currently on its network and for the operation and maintenance of its networks and to pay fees and expenses associated with this offering.

J.P. Morgan, BofA Merrill Lynch and Jefferies are acting as joint book-running managers for this offering.

The offering was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. The offering was made only by means of the written prospectus and prospectus supplement that form a part of the registration statement. A copy of the prospectus and prospectus supplement related to the offering may be obtained by contacting: J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by calling toll-free at 1-866-803-9204, or BofA Merrill Lynch, 4 World Financial Center, New York, New York, 10080, Attn: Prospectus Department or by email at dg.prospectus_requests@baml.com, or Jefferies, Equity Syndicate Prospectus Department, at 520 Madison Avenue, 12th Floor, New York, NY 10022, at 877-547-6340 and at Prospectus_Department@Jefferies.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Clearwire

Clearwire Corporation (Nasdaq:CLWR), through its operating subsidiaries, is a provider of mobile broadband services. Clearwire is headquartered in Bellevue, Washington.

Cautionary Statement Regarding Forward-Looking Statements

This release, and other written and oral statements made by Clearwire from time to time, contain forward-looking statements which are based on management’s current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Forward-looking statements may include, without limitation, management’s expectations regarding proposed transactions, including the proposed public offering of Clearwire’s common stock, and strategic plans and objectives. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed,” “plan” and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Clearwire’s control, and which could cause actual results to differ materially and adversely from such statements. For a more detailed description of the factors that could cause such a difference, please refer to Clearwire’s filings with the Securities and Exchange Commission, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K filed on February 22, 2011 and subsequent Form 10-Q filings. Clearwire assumes no obligation to update or supplement such forward-looking statements.

Source: Clearwire Corporation

Clearwire Contacts

Investor Relations:

Alice Ryder, 425-636-5828

alice.ryder@clearwire.com

Media Relations:

Susan Johnston, 425-216-7913

susan.johnston@clearwire.com

JLM Partners for Clearwire

Mike DiGioia or Jeremy Pemble, 206-381-3600

mike@jlmpartners.com or jeremy@jlmpartners.com

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